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                                                                    EXHIBIT 12.1



                               JO-ANN STORES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                         FISCAL YEAR-ENDED
                                                              --------------------------------------------------------------------
                                                              JANUARY 29,    FEBRUARY 3,     FEBRUARY 2,   FEBRUARY 1,  JANUARY 31,
                                                                2000           2001            2002            2003       2004
                                                              --------------------------------------------------------------------
                                                                                    (DOLLARS IN MILLIONS)
Earnings:
  Income (loss) before income taxes                           $ 41.2          $(11.4)         $(24.1)         $ 72.5      $ 66.5
  Interest Expense                                              26.2            29.0            32.7            26.0        18.1
  Portion of occupancy expense deemed representative
   of interest                                                  34.4            37.0            38.6            39.1        40.0
                                                              ------          ------          ------          ------      ------
Total earnings                                                $101.8          $ 54.6          $ 47.2          $137.6      $124.6
                                                              ======          ======          ======          ======      ======

Fixed Charges:
  Interest expense                                            $ 26.2          $ 29.0          $ 32.7          $ 26.0      $ 18.1
  Portion of occupancy expense deemed representative
   of interest                                                  34.4            37.0            38.6            39.1        40.0
                                                              ------          ------          ------          ------      ------
Total fixed charges                                           $ 60.6          $ 66.0          $ 71.3          $ 65.1      $ 58.1
                                                              ======          ======          ======          ======      ======

Ratio of Earnings to Fixed charges                               1.7x            0.8x            0.7x            2.1x        2.1x
                                                              ======          ======          ======          ======      ======

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